ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT ("Assumption Agreement") is entered into the 18th day of October, by and between Insys Technology, Inc., a Delaware corporation ("Purchaser"), ATC InSys Technology Inc., a Delaware corporation, ("Seller") and ATC Group Services Inc., Seller's parent corporation and sole shareholder ("ATC").

                                    RECITALS

         A. Concurrent herewith, Purchaser and Seller and ATC Group Services Inc. have entered into an Agreement For Sale and Purchase of Business Assets dated October 5, 2000 ("Sale Agreement") in which Seller has agreed to sell certain of its assets to Purchaser.

         B. As a material inducement to Seller and ATC Group Services Inc. to enter into the Sale Agreement, Purchaser has agreed to assume certain of Seller's liabilities and obligations in connection with the business and/or assets.

NOW, THEREFORE, in consideration of the above promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser, Seller and ATC Group Services Inc. do hereby agree as follows:

         1. Assumption of Obligations by Purchaser. Purchaser assumes and agrees to pay and discharge, effective from and after the date hereof, the specifically identified debts, obligations and liabilities listed on Schedule "A" hereto (collectively referred to as the "Assumed Liabilities"). In case of a conflict between this Assumption Agreement and the Sale Agreement, the Sale Agreement shall control.

         2. Substitution and Release of Seller.Purchaser agrees to use its commercially reasonable best efforts to obtain a substitution of itself as the obligated party under, and a release by the other party of the Seller from, all liability under such Assumed Liabilities. Because the Purchaser can not compel third party action, however, Purchaser shall incur no liability to Seller for not accomplishing any such substitution, novation, and consent to substitute or release of Seller from the Assumed Liabilities provided Purchaser has complied with its obligations set forth in the prior sentence in this Section 2 and elsewhere in this Assumption Agreement.

         3. Indemnity by Purchaser. Purchaser agrees to indemnify and defend Seller in accordance with the Indemnity provisions of Section 1.04 of the Sale Agreement from and against any and all debts, costs or expenses, including without limitation, reasonable attorney's fees, resulting or arising from or incurred in connection with Purchaser's failure to perform and discharge the Assumed Liabilities or its other obligations hereunder.

         4. Meaning of Terms. All terms in this Agreement shall have the meaning ascribed to them in the Sale Agreement unless defined herein or unless the context plainly requires otherwise.

         5. Further Instruments. The parties hereto agree that they will execute any and all other documents or legal instruments that may be necessary or required to carry out and effectuate all of the provisions hereof.

         6. Governing Law. This Agreement, and all matters relating hereto, including any matter or dispute arising out of the Agreement, shall be interpreted, governed, and enforced according to the Laws of the State of New York, and the parties hereto consent to the jurisdiction of any appropriate court in the State of New York.

         7. Incorporation of Recitals and Schedule. The above recitals and the schedule attached hereto are incorporated herein by reference and expressly made a part of this Agreement.


         IN WITNESS WHEREOF, the parties have hereunto set their hands on the date hereof.


ATC InSys Technology Inc.                       Insys Technology, Inc.



By: /s/ Paul J. Grillo                          By /s/ William O'Donnell
    ----------------------------------             -----------------------------
    Paul J. Grillo                                 William O'Donnell
    Chief Financial Officer                        Vice-President

Date:  October 18, 2000                         Date:  October 18, 2000
       -------------------------------                 -------------------------



ATC Group Services Inc.



By: /s/ Paul J. Grillo
    ----------------------------------
    Paul J. Grillo
    Chief Financial Officer

Date:  October 18, 2000
       -------------------------------



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